UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2023

Motorsport Games Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39868	86-1791356
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

5972 NE 4th Avenue Miami, FL	33137
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 507-8799

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MSGM	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

Motorsport Games Inc. (the “Company” or “Motorsport Games”) entered on February 13, 2013 (but effective as of February 1, 2023) into a consultancy agreement between the Company and Paula Sagnier Limited, a company organized and existing under the laws of England and Wales and an affiliate of Frank Sagnier (the “Agreement”). Pursuant to the Agreement, Frank Sagnier will be providing Motorsport Games with advisory services and will work with the Motorsport Games leadership team to help define the product roadmap and drive growth. Mr. Sagnier brings over 25 years of experience in the gaming industry, including eight years as CEO of Codemasters, where he oversaw a turnaround in the business that led to an AIM listing in 2018 and the sale of Codemasters in 2021 to Electronic Arts for $1.2 billion.

Under the terms of the Agreement, the Company is obligated to (i) pay Paula Sagnier Limited an aggregate gross monthly consulting fee in the amount of £4,150, and (ii) subject to and contingent upon the Company’s obtaining, at the Company’s 2023 annual meeting of stockholders or thereafter in 2023 in order to comply with the Nasdaq Listing Rule 5635(c), Company stockholders’ approval of the issuance of the Shares (as defined below) (the “Stockholders’ Approval”), issue to Frank Sagnier, as soon as practicable after the date of such stockholders’ approval, such number of shares of Class A common stock of the Company that represents in the aggregate 1% of the total issued as of the date of the Agreement shares of Company’s Class A common stock (the “Shares”). After the issuance of the Shares, the Shares will vest in full on the date that is 12 months after the date of the Agreement.

The Shares, when issued if the shareholders’ approval is obtained, will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and cannot be offered or sold in the United States absent effective registration or an applicable exemption from registration requirements. The Company is relying on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and/or by Rule 506 of Regulation D promulgated thereunder and on similar exemptions under applicable state laws.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above regarding the issuance by the Company of the Shares to Frank Sagnier as contemplated by the Agreement is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Consultancy Agreement, executed on February 13, 2013, but effective as of February 1, 2023, among the Company and Paula Sagnier Limited.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Motorsport Games Inc.

Date: February 14, 2023	By:	/s/ Dmitry Kozko
Dmitry Kozko
Chief Executive Officer and Interim Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Consultancy Agreement, executed on February 13, 2013, but effective as of February 1, 2023, among the Company and Paula Sagnier Limited
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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